Exhibit 25

CONTRATO DE COMPRAVENTA DE ACCIONES DE FECHA 10 DE JUNIO DE 2020 (EL “CONTRATO”), QUECELEBRAN POR UNA PARTE ICA TENEDORA, S.A. DE C.V. (EL ”VENDEDOR”), Y POR LA OTRA HARPOON S.À.R.L. (EL “COMPRADOR” Y, EN CONJUNTO CON EL VENDEDOR, LAS “PARTES”), CONEL CONSENTIMIENTO Y ACUERDO DE SERVICIOS DE TECNOLOGÍA AEROPORTUARIA, S.A. DE C.V. (LA “SOCIEDAD”), DE CONFORMIDAD CON LAS SIGUIENTES DECLARACIONES Y CLÁUSULAS:

STOCK PURCHASE AGREEMENT DATED AS OF JUNE 10, 2020 (THIS “AGREEMENT”), ENTERED INTO BY AND BETWEEN ICA TENEDORA, S.A. DE C.V. (THE “SELLER”); AND HARPOON S.À.R.L. (THE “PURCHASER”AND, TOGETHER WITH THE SELLER, THE “PARTIES”), WITH THE ACKNOWLEDGEMENT AND AGREEMENT OF SERVICIOS DE TECNOLOGÍA AEROPORTUARIA, S.A. DE C.V. (THE “COMPANY”) PURSUANT TO THE FOLLOWING REPRESENTATIONS AND CLAUSES:

DECLARACIONES	REPRESENTATIONS

I. EL VENDEDOR	I. THE SELLER

(A)                               Que es una sociedad legalmente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos. Cuenta con las facultades suficientes y necesarias para suscribir el presente Contrato y cumplir con sus obligaciones bajo el mismo, incluyendo cualquier documento celebrado en relación con el presente Contrato, así como para vender las Acciones (según dicho término se define más adelante) al Comprador.

(A)                               It is an entity duly organized, validly existing and in good standing under the laws of the United Mexican States. It has sufficient power and authority to execute, deliver and perform its obligations under this Agreement, including all documents executed in connection herewith, and to sale the Shares (as defined below) to the Purchaser hereunder.

(B) Su representante cuenta con facultades suficientes para la celebración del presente Contrato.	(B) The Seller represents that its legal representative has sufficient power and authority to execute this Agreement.

(C)                               Declara el Vendedor que es el único y legítimo titular de 162,824,363 (ciento sesenta y dos millones ochocientos veinticuatro mil trescientas sesenta y tres) acciones ordinaras, nominativas, con valor nominal de $1.00 M.N. (un peso 00/100 Moneda Nacional) cada una, de la Serie B, representativas de la parte variable del capital social de la Sociedad amparadas en el título definitivo de acciones No. 43 (las “Acciones”).

(C)                               The Seller represents that it is the sole and legitimate holder of 162,824,363 (one hundred sixty two million eight hundred twenty four thousand three hundred and sixty three) common shares that are nominative, with par value of MXN$1.00 (one peso 00/100 Legal currency in the United Mexican States) each, Series B, representing the variable portion of the capital stock of the Company documented in the definitive stock certificate No. 43 (the “Shares”).

(D) Las Acciones se encuentran libres de gravámenes y/o limitaciones de dominio.	(D) The Shares are free and clear of any liens and is the record and beneficial owner thereof.

(E) El Vendedor entiende que el Comprador	(E) The Seller understands and acknowledges

celebrará el presente Contrato con base en las declaraciones del Vendedor contenidas en el presente Contrato.	that the Purchaser will rely on the representations and warranties contained herein.

II. EL COMPRADOR	II. THE PURCHASER

(A)                               Que es una sociedad legalmente constituida y existente conforme a las leyes de Luxemburgo. Cuenta con las facultades suficientes y necesarias para suscribir el presente Contrato y cumplir con sus obligaciones bajo el mismo, incluyendo cualquier documento celebrado en relación con el presente Contrato, así como para ser el beneficiario de la compra de las Acciones materia del presente Contrato.

(A)                               Is an entity duly organized, validly existing and in good standing under the laws of the Luxembourg. The Purchaser has sufficient power and authority to execute, deliver and perform its obligations under this Agreement, including all documents executed in connection herewith, and to be the beneficiary of the Shares transferred hereunder.

(B)                               Que conoce y se ha cerciorado a su satisfacción de los términos y condiciones de los estatutos de la Sociedad, la información que ha recibido del Vendedor, aquella revelada por la Sociedad, y de la posición financiera, contable, legal y de negocios de la Sociedad.

(B)                               The Purchaser represents that it has full knowledge and has confirmed to its satisfaction the terms and conditions of the by-laws of the Company, the information that has received from Seller, information disclosed by the Company, and the financial, accounting, legal and business position of the Company.

(C) Que entiende que el Vendedor celebrará el presente Contrato con base en las declaraciones del Comprador contenidas en el presente Contrato.	(C) The Purchaser understands and acknowledges that the Seller will rely on the representations and warranties contained herein.

III. LA SOCIEDAD	III. THE COMPANY

(A) Que es una sociedad legalmente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos. Cuenta con las facultades suficientes y necesarias para suscribir el presente Contrato.

(A)                               It is an entity duly organized, validly existing and in good standing under the laws of the United Mexican States. It has sufficient power and authority to execute, deliver and perform its obligations under this Agreement.

(B) Que su representante cuenta con facultades suficientes para la celebración del presente Contrato.	(B) The Company represents that its legal representative has sufficient power and authority to execute this Agreement.

(C)                               La Sociedad es propietaria de 49,766,000 (cuarenta y nueve millones setecientas sesenta y seis mil) acciones de la Serie BB y 7,516,377 (siete millones quinientas dieciséis mil trescientas setenta y siete) acciones de la Serie B representativas del capital social de Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.

(C)                               The company owns 49,766,000 (forty-nine million seven hundred and sixty-six thousand) Series BB shares and 7,516,377 (seven million five hundred sixteen thousand three hundred and seventy seven) Series B shares representative of the capital stock of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.

(D) Que es su voluntad comparecer al	(D) That it desires to participate in this

presente Contrato para tomar conocimiento respecto de la compraventa de las Acciones.	Agreement to acknowledge of the sale of the Shares.

(E) Mediante la suscripción del presente, la Sociedad en este acto manifiesta su consentimiento y conformidad con los actos contenidos en el presente Contrato.	(E) Through the execution hereof, the Company hereby acknowledges and agrees on the actions contained herein.

III. LAS PARTES	III. THE PARTIES

(A)                               Las Partes declaran que se reconocen mutuamente la personalidad y capacidad jurídica con que comparecen a celebrar el presente Contrato y manifiestan que no existe en su celebración error, dolo, mala fe ni ningún otro vicio del consentimiento que pueda invalidarlo, y de conformidad otorgan las siguientes:

(A)                               The Parties represent that they mutually acknowledge their power and authority and legal capacity to execute this Agreement and represent that in executing this Agreement there has been no error, deceit, bad faith or any other defect in their consent that might serve to invalidate this Agreement, and therefore agree to the following:

CLÁUSULAS	CLAUSES

PRIMERA. Compraventa de Acciones. De conformidad con los términos y sujeto a las condiciones establecidas en el presente, el Comprador, en este acto acuerda comprar y el Vendedor en este acto acuerda vender, ceder, transferir y entregar al Comprador a más tardar en la Fecha de Cierre (según dicho término se define más adelante) la totalidad de las Acciones.

FIRST. Stock Purchase and Assignment. Upon the terms and subject to the conditions set forth herein, the Purchaser hereby agrees to purchase and Seller hereby agrees to sell, assign, transfer and deliver to the Purchaser on the Closing Date (as defined below) all of the Shares.

SEGUNDA. Precio y Pago del Precio de Compra. El precio de compra de las Acciones será la cantidad de $5.47 M.N. (cinco pesos 47/100 Moneda Nacional) por Acción (el “Precio de Compra”). El Precio de Compra será pagado en las siguientes dos parcialidades: (i) en la Fecha de Cierre, el el Comprador deberá pagar al Vendedor la cantidad de $334,679,627.70 M.N. (trescientos treinta y cuatro millones seiscientos setenta y nueve mil seiscientos veintisiete pesos 70/100 Moneda Nacional); y a más tardar dentro de los 60 días contados a partir de la Fecha de Cierre (la “Fecha de Pago Diferido”), el Comprador deberá pagar al Vendedor la cantidad de $555,969,637.91 M.N. (quinientos cincuenta y cinco millones novecientos sesenta y nueve mil seiscientos treinta y siete pesos 91/100 Moneda Nacional). Ambas parcialidades del Precio de Compra serán pagadas mediante transferencia electrónica de fondos inmediatamente disponibles a la siguiente cuenta

SECOND. Price and Consideration. The purchase price for the Shares will be MXN$5.47 (five pesos 47/100 Mexican Currency) per Share (the “Purchase Price”). The Purchase Price shall be paid in the following two installments: (i) on the Closing Date, the Purchaser shall pay Seller an amount of MXN$334,679,627.70 (three hundred thirty four million sex hundred seventy nine thousand six hundred and twenty seven pesos 70/100 Mexican Currency); and (ii) no later than 60 days from the Closing Date (the “Deferred Payment Date”), the Purchaser shall pay Seller an amount of MXN$555,969,637.91 (five hundred fifty five million nine hundred sixty nine thousand six hundred thirty seven pesos 91/100 Mexican Currency). Both installments of the Purchase Price will be paid by wire transfer of immediately available funds to the following account:

bancaria:

Cuenta:

CLABE:

Banco: CITI-Banamex

Las Partes acuerdan que, a elección del Comprador, el Precio de Compra podrá ser pagado en Dólares al tipo de cambio “spot” para la compra de Dólares utilizado como referencia en el mercado de compraventa de divisas de Nueva York a, o aproximadamente a, las 11:00AM (Hora del Este de Estados Unidos) prevaleciente el día hábil inmediato anterior a la Fecha de Cierre o Fecha de Pago Diferido, según sea el caso, y según se evidencie en una impresión de pantalla que refleje el tipo de cambio aplicable para el pago del Precio de Compra que sea enviado por el Comprador al Vendedor, mediante transferencia electrónica de fondos inmediatamente disponibles a la siguiente cuenta bancaria:

Account Number:

Institution: Citibank, N.A.

ABA Number:

SWIFT: CITIUS33

Beneficiary: ICA TENEDORA SA

DE CV

Account:

CLABE:

Bank: CITI-Banamex

The Parties agree that the Purchaser may elect to pay the Purchase Price in Dollars at the spot rate of exchange for the purchase of Dollars used as reference in the New York foreign exchange market at or about 11:00A.M. (Eastern Standard Time) prevailing on the business day immediately prior to the Closing Date or Deferred Payment Date, as the case may be, and as evidenced by a screenshot of the applicable exchange rate for the payment of the Purchase Price delivered by Purchaser to Seller, by wire transfer of immediately available funds to the following account:

Account Number:

Institution: Citibank, N.A.

ABA Number:

SWIFT: CITIUS33

Beneficiary: ICA TENEDORA SA

DE CV

TERCERA. Cierre. Las Partes acuerdan que la consumación de la compraventa de las Acciones (el “Cierre”) deberá llevarse a cabo dentro de los 10 (diez) días hábiles siguientes a la fecha del presente Contrato, o la otra fecha que se acuerde entre las Partes (la “ Fecha de Cierre”). El Cierre tendrá lugar en las oficinas de Mijares, Angoitia, Cortés y Fuentes, S.C. ubicadas en Javier Barros Sierra No. 540, Piso 4, Colonia Santa Fe, C.P. 01210, Ciudad de México, México, o en aquel otro lugar que las Partes acuerden por escrito.

THIRD. Closing. The Parties agree that the consummation of the sale and purchase of the Shares (the “ Closing”) shall take place within the following 10 (ten) business days as of the date hereof, or such other date as may be agreed separately by the Parties (the “ Closing Date”). The Closing shall be held at the offices of Mijares, Angoitia, Cortés y Fuentes, S.C. located at Javier Barros Sierra No. 540, 4th Floor, Colonia Santa Fe, C.P. 01210, Mexico City, Mexico, or such other place as the Parties may mutually agree in writing.

CUARTA. Acciones en el Cierre.	FOURTH. Actions at Closing.

(a) En la Fecha de cierre el Vendedor deberá entregar o hacer que se entregue al Comprador los títulos de acciones que amparen las Acciones debidamente endosados en propiedad al Comprador.	(a) At the Closing Seller shall deliver or cause to be delivered to the Purchaser the share certificates representing the Shares duly endorsed to Purchaser

(b) En la Fecha de Cierre y en la Fecha de Pago	(b) On the Closing Date and on the Deferred

Diferido, respectivamente, el Comprador deberá entregar al Vendedor el pago de la parcialidad correspondiente del Precio de Compra y una copia de la confirmación de dicho pago emitida por el banco respectivo.

Payment Date, respectively, the Purchaser shall deliver to Seller, payment of the corresponding installment of the Purchase Price and a copy of the confirmation of the relevant payment issued by the relevant bank.

Cada una de las Partes se obliga a llevar a cabo los actos que fueren necesarios o convenientes para dar cumplimiento al presente Contrato y perfeccionar el Cierre en los términos aquí acordados.	Each of the Parties agrees to carry out any actions that may be necessary or convenient to comply with this Agreement and perfect the Closing in the terms hereby.

QUINTA. Impuestos, Costosy Gastos. Las Partes convienen que todos los impuestos derivados del Cierre, deberán ser pagados por la parte que legamente esté obligada a pagar dicho impuesto conforme a las disposiciones aplicables. Todos los costos y gastos incurridos en relación con los actos previstos en el presente Contrato serán responsabilidad de la Parte que los incurra.

FIFTH. Taxes, Costs and Expenses. The Parties hereto agree that all the taxes arising from the Closing, shall have to be paid by the party that is legally bound to pay such tax pursuant to the applicable provisions related with the transfer of the Shares. The costs and expenses incurred in connection with the assignment of the Shares will be exclusively borne by the Party that incurs on them.

SEXTA. Indemnización. El Vendedor declara al Comprador que la Sociedad se encuentra en cumplimiento de toda la legislación aplicable y no tiene contingencia o pasivo no divulgado alguno de cualquier naturaleza, y no es parte o sujeto de un litigio o de cualquier otro procedimiento, ya sea administrativo o de cualquier naturaleza. El Vendedor estará obligado a indemnizar y sacar en paz y a salvo al Comprador por cualesquier daños o perjuicios derivados de cualquier acto previo a esta fecha o por cualquier imprecisión o falsedad en las declaraciones del Vendedor o la Sociedad contenidas en el presente.

SIXTH. Indemnification. Seller hereby represents and warrants to Purchaser that the Company has complied with all applicable laws and has no contingencies or undisclosed liabilities whatsoever of any nature, and is not subject to any litigation or other type of administrative or other proceeding. Seller shall indemnify and hold the Purchaser harmless for any losses or damages resulting from any actions taken prior to the date hereof or from any of the representations by the Seller or the Company in this Agreement being inaccurate, false or incorrect in any way.

SÉPTIMA. Misceláneos. (a) Modificaciones. Este Contrato o las obligaciones que de éste derivan no podrán ser modificados, terminados o renunciados salvo mediante convenio por escrito firmado por todas las Partes.

SEVENTH. Miscellaneous. (a) Modifications. This Agreement, and the obligations arising thereunder, shall not be modified, terminated or waived, unless such modification, termination or waiver is in a writing signed by all Parties.

(b) Notificaciones. Todas las notificaciones y otras comunicaciones entre las Partes relacionadas con este Contrato deberán realizarse por escrito y a los siguientes domicilios:	(b) Notifications. All notifications and other communications between the Parties in connection with this Agreement shall be made in writing to the following addresses:

Al Vendedor:

ICA Tenedora, S.A. de C.V.

Torre Metrópoli, Piso 5

Avenida Patriotismo No. 201

Col. San Pedro de los Pinos, 03800

Benito Juárez, Ciudad de México

Teléfono +52 55 52729991

Correo electrónico: prospero.ortega@ica.mx

Al Comprador:

Harpoon S.À.R.L.

11-13 Boulevard de la Foire

L-1528 Luxemburgo

Gran Ducado de Luxemburgo

Atención: Stéphane Hépineuze

Ccp

KENDRIS Ltd.

Steinengraben 5

CH-4002 Basel

Suiza

Atención: Khaled Rezaie

A la Sociedad:

Servicios de Tecnología Aeroportuaria, S.A. de C.V.

Torre Metrópoli, Piso 5

Avenida Patriotismo No. 201

Col. San Pedro de los Pinos, 03800

Benito Juárez, Ciudad de México

Teléfono +52 55 5272 9991

Correo electrónico: ricardo.ibarra@ica.mx

To the Seller:

ICA Tenedora, S.A. de C.V.

Torre Metrópoli, Piso 5

Avenida Patriotismo No. 201

Col. San Pedro de los Pinos, 03800

Benito Juárez, Ciudad de México

Phone: +52 55 52729991

E-mail: prospero.ortega@ica.mx

To the Purchaser:

Harpoon S.À.R.L.

11-13 Boulevard de la Foire

L-1528 Luxembourg

Grand Duchy of Luxembourg

Attn: Stéphane Hépineuze

c/o

KENDRIS Ltd.

Steinengraben 5

CH-4002 Basel

Switzerland

Attn: Khaled Rezaie

To the Company:

Servicios de Tecnología Aeroportuaria, S.A. de C.V.

Torre Metrópoli, Piso 5

Avenida Patriotismo No. 201

Col. San Pedro de los Pinos, 03800

Benito Juárez, Ciudad de México

Phone: +52 55 5272 9991

E-mail: ricardo.ibarra@ica.mx

Las notificaciones entregadas personalmente o por servicio de mensajería especializada se considerarán recibidas en la fecha en que sean entregadas. Las notificaciones transmitidas por facsímil se considerarán entregadas cuando sean transmitidas al destinatario.

The notifications delivered personally or by specialized messaging service will be considered as received on the date on which they are given. The notifications issued by facsimile will be considered given when they are transmitted to the recipient.

Cada una de las Partes podrá, mediante notificación por escrito dirigida a las otras Partes, cambiar su domicilio o la persona a quien deban de dirigirse las notificaciones y comunicaciones relacionadas con este Contrato.

Each Party may, through a written notification delivered to the other Parties, change its address or the person to whom the notifications and communications shall be delivered, in connection with this Agreement.

(c) Cesión. Este Contrato es vinculante para sus Partes y sus respectivos sucesores o cesionarios permitidos. Ninguna de las Partes podrá, en	(c) Assignment. This Agreement is binding on its Parties and their respective permitted successors or assignees. None of the Parties momento alguno, ceder, transferir o gravar cualquiera de sus derechos o delegar cualquiera de sus obligaciones derivadas de este Contrato, salvo con el consentimiento previo y por escrito de la otra Parte.

shall, at any time, assign transfer or lien any of its rights or delegate any of its obligations arising from this Agreement, except with the prior written consent of the other Party.

NOVENA. Ley Aplicable y Jurisdicción. Para la interpretación, cumplimiento y ejecución del presente Contrato, las Partes se someten expresa e irrevocablemente a la jurisdicción de los tribunales competentes en la Ciudad de México, México, y renuncian de manera irrevocable a cualquier otra jurisdicción que pudiera corresponderles por razón de su domicilio presente o futuro o por cualquier otra causa.

NINTH. Applicable Law and Jurisdiction. For the interpretation, performance and enforcement of this Agreement, the Parties hereby irrevocably submit to the jurisdiction of the competent courts of Mexico City, Mexico, and hereby irrevocably waive any other jurisdiction that may apply to them for reason of their present or future domicile or for any other reason.

DÉCIMA. Idioma. Este Contrato se firma en versiones en español e inglés, en el entendido, que la versión en español deberá prevalecer.	TENTH. Language. This Agreement is executed in both English and Spanish versions, provided that, the Spanish version shall prevail.

EN TESTIMONIO DE LO ANTERIOR, las Partes del presente Contrato han celebrado el mismo y lo han firmado a través de sus representantes debidamente autorizados para ello, en la fecha contenida en el proemio de este Contrato.

IN WITNESS WHEREOF, the parties hereto have themselves executed or caused this Agreement to be executed by their authorized representatives as of the date first above written.

[siguen hojas de firma / signature pages to follow]

EL VENDEDOR / SELLER

ICA TENEDO S.A. DEV.

/s/ Próspero Antonio Ortego Casto	/s/ Josĕ Bernardo Casas Godoy
Nombre / By: Próspero Antonio Ortego Casto Cargo / Title: Apoderado Legal / Attorney-in-fact	Nombre / By: Josĕ Bernardo Casas Godoy Cargo / Title: Apoderado Legal / Attorney-in-fact

[Hoja de firmas de/ contrato de compraventa de acciones celebrado entre ]CA Tenedora, S.A. de C.V., como vendedor, Harpoon S.A.RL., con el consenttmiento y acuerdo de Servicios de Tecnologia Aeroportuaria, S.A. de CY]

[Signature page to the stock purchase agreement entered into by and between !CA Tenedora, S.A. de C.V., as seller. Harpoon S.A.R.L., as purchaser. accepted and agreed by Servicios de Tecnologia Aeroportuaria, S.A. de C.V.J

EL COMPRADOR / PURCHASER

HARPOON S.A.R.L.

/s/ Julio R. Rodriguez
Nombre / By: Julio R. Rodriguez, Jr. Cargo / Title: Apoderado Legal / Attomey-in-fact

[Hoja defirmas def contrato de compraventa de acciones celebrado entre ICA Tenedora, S.A. de C.V., como vendedor, Harpoon S.A.R.L., con el consentimiento y acuerdo de Servicios de Tecnologia Aeroportuaria, S.A. de C.V.]

[Signature page to the stock purchase agreement entered into by and between ICA Tenedora, S.A. de C.V., as seller, Harpoon S.A.R.L., as purchaser, accepted and agreed by Servicios de Tecnologia Aeroportuaria, S.A. de C.V.]

LA SOCIEDAD / THE COMPANY

SERVICIOS DE TECNOLOGiA AEROPORTUARIA, S.A. DE C.V.

/s/ Ricardo Ibarra García Parra	/s/ Rodolfo Noble Medina
Nombre / By: Ricardo Ibarra García Parra Cargo / Title: Apoderado Legal / Attorney-in-fact	Nombre / By: Rodolfo Noble Medina Cargo / Title: Apoderado Legal / Attorney-in-fact

[Hoja de jirmas de! contrato de compraventa de acciones celebrado entre ICA Tenedora, S.A. de C.V, coma vendedor, Harpoon S.A.R.L., con el consentimiento y acuerdo de Servicios de Tecnolog[a Aeroportuaria, S.A. de C.V.]

[Signature page to the stock purchase agreement entered into by and between !CA Tenedora, S.A. de C.V., as seller, Harpoon S.A.. R.L., as purchaser, accepted and agreed by Servicios de Tecnolog[a Aeroportuaria, S.A. de C.V.]